                                 UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A

                                AMENDMENT NO. 1

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported)      January 26, 1998
                                                       -------------------------


                             AgriBioTech, Inc.
 -------------------------------------------------------------------------------

       (Exact name of small business issuer as specified in its charter)

                  Nevada                      1-1935            85-0325742
--------------------------------------------------------------------------------
      (State or other jurisdiction of      (Commission     (I.R.S. Employer
      incorporation or organization)       File Number)    Identification No.)


    2700 Sunset Rd., Suite C-25, Las Vegas, Nevada              (89120)
--------------------------------------------------------------------------------
     (Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code:     (702) 798-1969
                                                              --------------

EXPLANATORY NOTE


     This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K ("Form 8-K") for January 26, 1998 of AgriBioTech, Inc., a Nevada corporation ("the Company") is submitted in order to correct certain clerical errors in previously filed information in Item 7 of Form 8-K. Therefore, the Company hereby amends its Form 8-K in accordance with Rule 12b-15 under the Securities Exchange Act of 1934.

                 [LETTERHEAD OF PRICE, KOONTZ & DAVIES, P.C.]

                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors and Shareholders
Willamette Seed Co.

We have audited the accompanying balance sheets of Willamette Seed Co. as of June 30, 1997 and 1996, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the management of Willamette Seed Co. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Willamette Seed Co. as of June 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Price, Koontz & Davies, P.C.
September 2, 1997

WILLAMETTE SEED CO.
BALANCE SHEETS
June 30, 1997 and 1996

ASSETS                                             1997          1996
                                               -----------   -----------
CURRENT ASSETS
 Cash                                          $     5,049   $    68,499
 Accounts and notes receivable                   8,435,244     7,862,682
 Inventories                                     5,133,384     4,898,680
 Prepaid expenses                                  158,306       120,497
 Prepaid income taxes                               57,767            --
 Deferred income taxes                             221,058       213,827
                                               -----------   -----------
   TOTAL CURRENT ASSETS                         14,010,808    13,164,185
PROPERTY, PLANT, AND EQUIPMENT                   3,754,172     3,136,028
OTHER ASSETS
 Cash value of life insurance                    1,315,776     1,156,335
 Protected plant varieties                          12,500        25,000
                                               -----------   -----------
                                                 1,328,276     1,181,335
                                               -----------   -----------
                                               $19,093,256   $17,481,548
                                               ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Bank overdraft                                $   146,004   $        --
 Note payable - bank                             4,787,000     3,271,000
 Notes payable - others                          1,435,653     2,210,453
 Accounts payable and accrued liabilities        8,985,240     8,736,251
 Current portion of long-term debt                 177,503       102,948
                                               -----------   -----------

   TOTAL CURRENT LIABILITIES                    15,531,400    14,320,652

LONG-TERM DEBT                                   1,091,806       909,476
STOCKHOLDERS' EQUITY
 Common stock, no par value; 200,000
  shares authorized; 198,750 and 197,750
  shares outstanding, respectively                 485,000       475,000
 Retained earnings                               1,985,050     1,776,420
                                               -----------   -----------
                                                 2,470,050     2,251,420
                                               -----------   -----------
                                               $19,093,256   $17,481,548
                                               ===========   ===========

The accompanying notes are an integral part of the financial statements.

WILLAMETTE SEED CO.
STATEMENTS OF INCOME AND RETAINED EARNINGS
Years ended June 30, 1997 and 1996

                                                       1997                1996
                                                    ----------         -----------
SALES                                               $41,813,922        $41,439,169

COST OF SALES                                        33,965,669         34,266,273
                                                    -----------        -----------

                               GROSS PROFIT           7,848,253          7,172,896

EXPENSES
 General and administrative expenses                  6,783,850          6,192,685
 Interest                                               667,664            480,192
 Officers' life insurance                                42,151             49,279
                                                    -----------        -----------
                                                      7,493,665          6,722,156
                                                    -----------        -----------

             NET INCOME BEFORE OTHER INCOME             354,588            450,740

OTHER INCOME                                             13,372             35,465
                                                    -----------        -----------

             NET INCOME BEFORE INCOME TAXES             367,960            486,205

INCOME TAXES                                            159,330            195,838
                                                    -----------        -----------

                                 NET INCOME             208,630            290,367

BEGINNING RETAINED EARNINGS                           1,776,420          1,486,053
                                                    -----------        -----------

                   ENDING RETAINED EARNINGS         $ 1,985,050        $ 1,776,420
                                                    ===========        ===========

The accompanying notes are an integral part of the financial statements.

WILLAMETTE SEED CO.
STATEMENTS OF CASH FLOWS
Years ended June 30, 1997 and 1996

                                                                                  1997           1996
                                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                   $   208,630    $   290,367
 Adjustments to reconcile net income
  to cash flows:
   Depreciation and amortization                                                  767,291        617,114
   (Increase) decrease in net receivables                                        (572,562)      (624,572)
   (Increase) decrease in inventories                                            (234,704)      (401,479)
   (Increase) decrease in prepaid expenses                                        (37,809)        (7,376)
   (Increase) decrease in prepaid income taxes                                    (57,767)            --
   (Increase) decrease in deferred income taxes                                    (7,231)       (30,231)
   Increase (decrease) in note payable - bank                                   1,516,000       (438,000)
   Increase (decrease) in note payable - other                                   (774,800)       153,100
   Increase (decrease) in accounts payable                                        248,989      2,227,501
   Increase (decrease) in accrued income taxes                                         --        (66,841)
   Increase (decrease) in current portion of long-term debt                        74,555          8,577
   (Increase) decrease in life insurance                                         (159,441)      (147,352)
                                                                              -----------    -----------
                                       NET CASH FLOWS PROVIDED BY
                                             OPERATING ACTIVITIES                 971,151      1,580,808
                                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Capital expenditures - net                                                    (1,372,935)    (1,530,318)
                                                                              -----------    -----------
                                        NET CASH FLOWS (USED) BY
                                            INVESTING ACTIVITIES               (1,372,935)    (1,530,318)
                                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from long-term debt                                                     369,576             --
 Repayment of long-term debt                                                     (187,246)      (101,558)
 Issuance of common shares                                                         10,000        125,000
                                                                              -----------    -----------
                                      NET CASH FLOWS PROVIDED BY
                                            FINANCING ACTIVITIES                  192,330         23,442
                                                                              -----------    -----------
                                 NET INCREASE (DECREASE) IN CASH                 (209,454)        73,932

CASH (OVERDRAFT) AT BEGINNING OF YEAR                                              68,499         (5,433)
                                                                              -----------    -----------
                                 CASH (OVERDRAFT) AT END OF YEAR              $  (140,955)   $    68,499
                                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURES
 Interest paid                                                                $   629,117    $   478,550
 Income taxes paid                                                                192,727        308,841

The accompanying notes are an integral part of the financial statements.

WILLAMETTE SEED CO.
NOTES TO FINANCIAL STATEMENTS
June 30, 1997 and 1996


THE COMPANY

  The Company operates an agribusiness at various locations in the Willamette Valley of Oregon. The Company's primary products are fertilizers, chemicals, and various grass seeds which are sold to customers throughout the United States, but primarily to customers in the Willamette Valley of Oregon. The Company's continuing business is heavily dependent upon the agribusiness economic sector.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

  The financial statements present, on an accrual basis, the operating results and the financial position of Willamette Seed Co.

  CASH

  The Company invests excess cash balances in a money market fund via Key Bank of Oregon's cash management program.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

  The Company uses the reserve method to provide for doubtful accounts.

  INVENTORIES

  Inventories are stated at the lower of cost or market, generally on an identified cost basis for grass seed and the first in, first out cost flow assumption for valuing fertilizers and chemicals.

  PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment is stated at cost, less accumulated depreciation. Expenditures for improvements which significantly increase asset values or extend useful lives are capitalized. Expenditures for maintenance and repairs are expensed as incurred. Depreciation for financial purposes is computed using various methods, primarily declining balance methods for personal property and the straight line method for real property. Estimated lives generally range from 15 to 39 years for buildings and 5 to 10 years for machinery and equipment. Depreciation for tax purposes is the same.

  INTANGIBLE ASSETS

  Protected plant varieties are being amortized over their estimated useful lives of ten years.

  CONCENTRATIONS OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Company's financial instruments that are exposed to concentration of credit risk consist primarily of its cash and cash equivalents and trade receivables.

  The trade receivables balances reflect the Company's source of revenue from their nationwide grass seed customer base and their local chemical and fertilizer customer base. The local chemical and fertilizer customer base credit risk is minimized by filing crop liens on problem accounts.

  The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, trade payables, and notes payable. The book values of these accounts are considered to be representative of their respective fair values.

  ADVERTISING EXPENDITURES

  Advertising expenditures are expensed as incurred.

  ENVIRONMENTAL EXPENDITURES

  Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the costs can be reasonably estimated.

  RESEARCH AND DEVELOPMENT

  Research and development costs are expensed as incurred.

  INCOME TAXES

  Income taxes are computed on the basis of financial statement income. Differences between financial and tax reporting in the timing of recognition of income, expenses, and tax credits give rise to deferred taxes. The Company accounts for tax credits on the flow-through method, whereby the provision for income taxes is reduced to reflect credits when realized.

ACCOUNTS AND NOTES RECEIVABLE

                                                   1997         1996
                                                ----------   ----------
      Accounts receivable                       $8,685,244   $8,091,787
      Notes receivable                                  --       20,895
                                                ----------   ----------
                                                 8,685,244    8,112,682
      Less allowance for doubtful accounts         250,000      250,000
                                                ----------   ----------
                                                $8,435,244   $7,862,682
                                                ==========   ==========

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consists of:

                                      1997          1996       Life in years
                                  ------------   -----------   --------------
  Land                              $  364,183    $  364,183          --
  Buildings and improvements         2,704,575     2,466,962         15-39
  Leasehold improvements                90,666        90,666             7
  Machinery and equipment            5,338,122     4,202,800          5-10
                                    ----------    ----------
                                     8,497,546     7,124,611
  Accumulated depreciation           4,743,374     3,988,583
                                    ----------    ----------
                                    $3,754,172    $3,136,028
                                    ==========    ==========

NOTE PAYABLE - BANK

  The note payable - bank is a nondisclosable line of credit loan which is renewed each November 1. This note has an $8,000,000 limit and carries interest at the bank's announced prime rate. This note contains an option to fix amounts at LIBOR/BA plus 2.50% for a period of 30, 60, or 90 days. No prepayment is allowed during these selected periods. At June 30, 1997, $2,000,000 was at LIBOR/BA plus 2.50%. The note payable - bank is secured by most of the Company assets, as well as the personal guarantees of the shareholders.

NOTES PAYABLE - OTHERS

  Notes payable - others are primarily demand notes to the shareholders with the annual interest rate at .25% less than the current bank rate.

LONG-TERM DEBT
                                                                         1997       1996
                                                                       --------   --------
  Notes payable to the shareholders are demand notes with
    interest stated at .25% less than the current bank rate
    with interest payable at least annually.  It is the intent of
    the stockholders to not demand payment in the near future.         $153,249   $153,249

  8.85%, adjustable October 5, 1999, note payable to Key
    Bank of Oregon, payable in monthly payments of $14,573
    until October 5, 2002 at which time the entire unpaid
    principal balance shall become due.  This note is secured
    by the machinery and equipment of the Company as well
    as the personal guarantees of the shareholders.                     757,296    859,175

  Lease purchase agreement with Hyster Sales Company,
  payable in 36 monthly payments of $641.  This lease was
  capitalized per Statement of Financial Accounting Standards
  No. 13.  Interest is 7.993%                                            18,420         --

Lease purchase agreement with Keycorp Leasing Ltd., payable
in 60 monthly payments of $7,278. This lease was capitalized per
Statement of Financial Accounting Standards No. 13. Interest
is 9.120%. This lease is secured by machinery and equipment
of the Company                                                       $  340,344   $       --
                                                                     ----------   ----------
                                                                      1,269,309    1,012,424

  Less current portion                                                  177,503      102,948
                                                                     ----------   ----------
                                                                     $1,091,806   $  909,476
                                                                     ==========   ==========

  The aggregate maturities of long-term debt for the five years after June 30, 1997 are $193,971, $209,384, $223,455, $229,667, and $82,080, respectively.

COMMON STOCK

  During fiscal 1997, 1,000 shares of common stock were issued to existing shareholders at $10 a share. During fiscal 1996, an additional 10,500 shares of common stock were issued to an existing shareholder at $10 a share. Two thousand shares were also issued to new shareholders at $10 a share during fiscal 1996.

STOCK OPTIONS

  The Company adopted an incentive stock option plan in 1986 for a key employee. Under the terms of this plan, a total of 22,500 common shares were reserved for future issuance. Options granted under this plan are at 100% of their fair market value of the shares on the day of grant. The options expire ten years after the date of grant. The Company makes no book entry until such time as the stock options are exercised.

                                                     1997        1996
                                                   ---------   ---------
     Granted                                         22,500      22,500
     Expired                                            -0-         -0-
     Exercised                                       22,500      22,500
     Outstanding at year end                            -0-         -0-

     Average option price per share                $     10    $     10

INCOME TAXES

  The provision for income taxes consists of:

                                                     1997        1996
                                                   ---------   ---------
  Federal income tax                               $140,869    $205,597
  Oregon excise tax                                  25,692      20,472
                                                   --------    --------

                                                    166,561     226,069
  Deferred income taxes                              (7,231)    (30,231)
                                                   --------    --------

     Total income taxes                            $159,330    $195,838
                                                   ========    ========

  A deferred income tax charge is reflected on the balance sheet due to the capitalization of certain inventory costs for income tax purposes, as required by the Tax Reform Act of 1986. These additional costs are not included in inventories for financial statement purposes. The allowance for doubtful accounts is used for financial statement purposes but not for income tax purposes, resulting in an additional deferred income tax charge.

PENSION PLAN

  The Company has a qualified employee profit sharing pension plan. Contributions to the plan are voluntary as determined annually by the board of directors, but may not exceed 15% of the annual compensation of covered employees. Contributions of $290,148 and $350,000, respectively, were made for the years ended June 30, 1997 and 1996. The Company also maintains a qualified 401(k) plan for its employees. The electing employees may defer up to 10% of their earnings during any one year period. The Company does not match any of these deferrals.

LEASES

  The Company has various land leases from Southern Pacific Railroad and Burlington Northern Railroad. These leases are renewable annually at the option of the lessor.

CONTINGENCIES

  The Company is a party to various contingencies, generally incidental to its business. Although the ultimate disposition of these contingencies cannot be predicted with certainty, it is the present opinion of the Company's management that the outcome of any claim which is pending or threatened will not have a material adverse effect on the financial condition of Willamette Seed Co.

  In accordance with the Company's accounting policy described in Summary of Significant Accounting Policies, liabilities are recorded for environmental matters generally on the completion of feasibility studies or the settlement of claims, but in no event later than the Company's commitment to a plan of action. Although the Company does not currently possess sufficient information to reasonably estimate the amounts of the liabilities to be recorded upon future completion of studies, they may be significant to the results of operations, but management does not expect that they will have a material adverse effect on the financial position of the Company.

RELATED PARTY TRANSACTIONS

  The Company leased its experimental farm property from a shareholder under a lease which expires on December 31, 2009. The cash rent paid, and to be paid is $12,320 per year for the land plus 1% per month of the present value of the improvements upon the land.

  One of the Company's shareholders is a grass seed farmer who sells seed through and purchases chemicals and fertilizers from Willamette Seed Co. Seed transactions amounted to $3,217,710, and chemical and fertilizer transactions amounted to $1,054,359 for fiscal 1997. For 1996, seed transactions amounted to $3,570,189, and chemical and fertilizer transactions amounted to $1,006,270.

WILLAMETTE SEED CO.
BALANCE SHEET
December 31, 1997
(Unaudited)


ASSETS

Currents Assets
  Cash                                                             $   564,248
  Accounts and notes receivable                                      1,679,016
  Inventories                                                        7,636,612
  Prepaid expenses                                                      69,304
  Deferred income taxes                                                221,058
                                                                   -----------
                                              Total current assets  10,170,238

Property, Plant, and Equipment                                       4,380,163

Other Assets
  Cash value of life insurance                                       1,411,274
  Protected plant varieties                                             12,500
                                                                   -----------
                                                                     1,423,774
                                                                   -----------
                                                                   $15,974,175
                                                                   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Note Payable - bank                                              $ 3,107,000
  Notes payable - others                                             1,376,753
  Accounts payable and accrued liabilities                           7,332,250
  Accrued income taxes                                                  61,567
  Current portion of long-term debt                                    149,888
                                                                   -----------
                                         Total current liabilities  12,027,458

Long-Term Debt
  Notes and contracts payable                                        1,056,982
  Notes payable - stockholders'                                        153,249
                                                                   -----------
                                                                     1,210,231

Stockholders' Equity
  Common stock, no par value; 200,000 shares
    authorized; 199,750 shares outstanding                             495,000
  Retained earnings                                                  2,241,486
                                                                   -----------
                                        Total stockholders' equity   2,736,486
                                                                   -----------
                                                                   $15,974,175
                                                                   ===========

See accompanying notes to financial statements.

WILLAMETTE SEED CO.
STATEMENT OF INCOME AND RETAINED EARNINGS
Six months ended December 31, 1997 and 1996
(Unaudited)

                                                          Six months ended
                                                             December 31,
                                                       ------------------------
                                                          1997           1996
                                                       -----------    ----------
SALES                                                  $17,662,735    17,784,665
COST OF SALES                                           13,980,373    14,438,698
                                                       -----------    ----------
                                       GROSS PROFIT      3,682,362     3,345,967
                     OPERATING EXPENSES                  3,278,362     3,025,792
                                                       -----------    ----------
                     NET INCOME BEFORE INCOME TAXES        404,000       320,175

INCOME TAX EXPENSE                                         147,567       122,806
                                                       -----------    ----------
                                         NET INCOME        256,433       197,369

BEGINNING RETAINED EARNINGS                              1,985,053     1,776,420
                                                       -----------    ----------
                           ENDING RETAINED EARNINGS    $ 2,241,486     1,973,789
                                                       ===========    ==========

                See accompanying notes to financial statements.

WILLAMETTE SEED CO.
STATEMENT OF CASH FLOWS
Six months ended December 31, 1997 and 1996
(Unaudited)

                                                                                 Six months ended
                                                                                   December 31,
                                                                           -------------------------
                                                                              1997          1996
                                                                           ------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                              $  256,433       197,368
   Adjustments to reconcile net income
    to cash flows:
        Depreciation and amortization                                         356,670       377,000
        (Increase) decrease in net receivables                              6,756,228     7,023,455
        (Increase) decrease in inventories                                 (2,503,228)   (4,126,837)
        (Increase) decrease in prepaid expense                                 89,002        46,580
        (Increase) decrease in prepaid income taxes                            57,767        (1,349)
        Increase (decrease) in note payable - bank                         (1,680,000)     (429,000)
        Increase (decrease) in note payable - other                           (58,900)     (713,000)
        Increase (decrease) in accounts payable                            (1,652,990)      268,574
        Increase (decrease) in accrued income taxes                            61,567            --
        Increase (decrease) in current portion of long-term debt              (27,615)        3,609
        (Increase) decrease in life insurance                                 (95,498)     (103,967)
                                                                           ----------     ---------
                                             NET CASH FLOWS PROVIDED BY
                                                   OPERATING ACTIVITIES     1,559,436     2,542,433
                                                                           ----------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures - net                                                (982,658)     (592,170)
                                                                           ----------     ---------
                                               NET CASH FLOWS (USED) BY
                                                   INVESTING ACTIVITIES      (982,658)     (592,170)
                                                                           ----------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from long-term debt                                               208,692            --
   Repayment of long-term debt                                                (90,267)      (53,305)
   Issuance of common shares                                                   10,000            --
                                                                           ----------     ---------
                                             NET CASH FLOWS PROVIDED BY
                                                   FINANCING ACTIVITIES       128,425       (53,305)
                                                                           ----------     ---------

                                                   NET INCREASE IN CASH       705,203     1,896,958

CASH (OVERDRAFT) AT BEGINNING OF PERIOD                                      (140,955)       68,499
                                                                           ----------     ---------

                                                  CASH AT END OF PERIOD    $  564,248     1,965,457
                                                                           ==========     =========
SUPPLEMENTAL DISCLOSURES
   Interest paid                                                              350,398       262,978
   Income taxes paid                                                           26,869        92,727

                See accompanying notes to financial statements.

                              WILLAMETTE SEED CO.

                         Notes to Financial Statements

                          December 31, 1997 and 1996

                                  (Unaudited)

(1)  Presentation of Unaudited Financial Statements
     ----------------------------------------------

     The unaudited financial statements have been prepared in accordance with the rules of the Securities and Exchange Commission and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and retained earnings and cash flows, in conformity with generally accepted accounting principles. The information furnished, in the opinion of management reflects all adjustments (consisting primarily of normal recurring accruals) necessary to present fairly the financial position, results of operations and cash flows for the six-month periods ended December 31, 1997 and 1996. The Company's business is subject to wide seasonal fluctuations and, therefore, the results of operations are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

(2)  Subsequent Event
     ----------------

     On January 26, 1998, the Company entered into a letter of intent with AgriBioTech, Inc. ("ABT"), in which, ABT will acquire all of the capital stock of the Company for a purchase price of $14,000,000. The transaction is to be effective as of March 1, 1998. The Company will become a wholly owned subsidiary of ABT. The transaction will be recorded using the purchase method of accounting.

                               AGRIBIOTECH, INC.

                    Pro Forma Combined Financial Information

                                  (Unaudited)



The following pro forma combined summary of operations combines the results of operations of AgriBioTech, Inc. ("ABT"), W-L Research, Inc. and Germain's, Inc. (collectively "WL/Germain's"), E.F. Burlingham & Sons and Subsidiary ("Burlingham"), Olsen Fennell Seeds, Inc. ("Olsen Fennell"), Lofts Seed, Inc. and Budd Seed, Inc. (collectively "Lofts"), Seed Corporation of America and Green Seed Company Limited Partnership (collectively "SeedCo"), and Willamette Seed Co. ("Willamette") as if all acquisitions occurred at the beginning of the periods presented. The pro forma combined summary of operations reflects known changes resulting from the acquisitions but does not reflect impacts of any changes in operations, anticipated efficiencies and synergies from consolidation.

The pro forma combined summary balance sheet reflects ABT's consolidated balance sheet as of December 31, 1997 combined with the balance sheets of Lofts, SeedCo, and Willamette as of December 31, 1997.

The business of these entities is subject to wide seasonal fluctuations and, therefore, the results of operations for periods less than twelve months may not be indicative of annual results. The pro forma adjustments are based on preliminary estimates, available information, and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma combined financial information does not purport to represent what ABT's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of ABT's financial position or results of operation for any future period. The pro forma combined financial information should be read in conjunction with the historical financial statements of ABT, WL/Germain's, Burlingham, Olsen Fennell, Lofts, SeedCo, and Willamette included herein or previously filed with the Securities and Exchange Commission.

                               AGRIBIOTECH, INC.

                   PRO FORMA COMBINED SUMMARY BALANCE SHEET

                               DECEMBER 31, 1997
                                  (Unaudited)

                                                                                                                         Pro forma
                                      ABT (G)        Lofts (G)      SeedCo(G)      Williamette(G)      Adjustments       combined
                                   ------------    -----------   ------------   ------------------   --------------    -----------
   ASSETS
Current Assets
   Cash and cash equivalents      $   8,235,871        144,197        9,906               564,248       (8,000,000) (I)     954,222
   Accounts receivable               14,241,620      4,931,275    1,885,750             1,679,016          200,000  (I)  22,245,857
                                                                                                          (691,804) (H)
   Inventories                       34,167,138     14,991,981    6,186,885             7,636,612          442,844  (I)  63,425,460
   Other                                774,289        231,119      729,169               290,362          214,507  (I)   2,239,446
                                  -------------     ----------    ---------            ----------       ----------      -----------
         Total current assets        57,418,918     20,298,572    8,811,710            10,170,238       (7,834,453)      88,864,985
Property, plant and
   equipment, net                    21,713,245        332,749      230,903             4,380,163       13,260,774  (I)  39,907,834
Intangible assets, net of
   accumulated amortization          26,018,264              -   (2,005,037)               12,500       46,205,609  (I)  70,231,336
Investment in associated
   entity, at equity                  1,064,616              -            -                     -                -        1,064,616
Other                                   139,498        601,976       59,840             1,411,274                -        2,212,588
                                  -------------     ----------    ---------            ----------       ----------      -----------
         Total Assets             $ 106,354,541     21,223,297    7,097,416            15,974,175       51,631,930      202,281,359
                                  =============     ==========    =========            ==========       ==========      ===========

  LIABILITIES AND STOCKHOLDERS'
    EQUITY
Current liabilities:
   Short-term debt                            -     8,512,490     5,576,653             4,483,753       34,220,983  (I)  53,793,879
   Current installments of
     long-term obligations            1,565,952             -       393,147               149,888                -        2,108,987
   Accounts payable                  14,597,325     2,272,273     1,582,252             7,332,250         (691,804) (H)  25,092,296
   Accrued liabilities                1,701,685     1,131,414             -                61,567          733,000  (I)   3,627,666
   Amount due in connection
      with acquisition                1,600,000             -                                                    -        1,600,000
                                   ------------    ----------    ----------            ----------      -----------      -----------
         Total current liabilities   19,464,962    11,916,177     7,552,052            12,027,458       34,262,179       85,222,828
Long-term obligations, excluding
   current installments               5,274,206     6,347,248       350,866             1,210,231        2,152,607 (I)   15,335,158
Deferred income taxes                 1,018,369             -             -                     -        3,108,000 (I)    4,126,369
                                   ------------    ----------     ---------            ----------       ----------      -----------
         Total liabilities           25,757,537    18,263,425     7,902,918            13,237,689       39,522,786      104,684,355
                                   ------------    ----------     ---------            ----------       ----------      -----------
Stockholders' equity:
   Preferred stock                            1             -             -                     -                -                1
   Common stock                          28,822       992,506        50,500               495,000       (1,538,006)(I)       30,822
                                                                                                             2,000
   Capital in excess of par value    93,601,742             -             -                     -                - (I)  110,599,742
                                                                                                        16,998,000 (I)
   Accumulated (deficit)            (13,033,561)    1,967,366      (856,002)            2,241,486       (3,352,850)(I)  (13,033,561)
                                   ------------    ----------     ---------            ----------       ----------      -----------
      Total stockholders'
         equity                      80,597,004     2,959,872      (805,502)            2,736,486       12,109,144       97,597,004
                                   ------------    ----------     ---------            ----------       ----------      -----------
      Total liabilities and
         stockholders' equity      $106,354,541    21,223,297     7,097,416            15,974,175       51,631,930      202,281,359
                                   ============    ==========     =========            ==========       ==========      ===========

See accompanying notes to pro forma combined financial information.

                              AGRIBIOTECH, INC.

                   PRO FORMA COMBINED SUMMARY OF OPERATIONS

                   SIX-MONTH PERIOD ENDED DECEMBER 31, 1997

                                  (UNAUDITED)



                                         ABT (B)          Lofts (B)        SeedCo (B)          Willamette (B)       Adjustments
                                      -------------       -----------       -----------         --------------       -----------
Net sales                             $  63,814,861        39,022,000        16,401,233           17,662,735         (3,999,677) (F)
Cost of sales                            51,586,043        28,063,000        12,693,089           13,980,373         (3,999,677) (F)
                                                                                                                         26,152  (K)
                                      -------------       -----------       -----------         ------------         ----------
  Gross profit                           12,228,818        10,959,000         3,708,144            3,682,362            (26,152)

Operating expenses                       12,678,943        10,318,757         4,048,483            3,278,362          1,275,992  (C)
                                                                                                                     (1,311,451) (J)
                                                                                                                       (709,000) (L)
                                      -------------       -----------       -----------         ------------         ----------
    Income (loss) from operations          (450,125)          640,243          (340,339)             404,000            718,307

Other income (expense)                     (158,355)         (679,000)          295,005                    -         (1,832,753) (D)
                                      -------------       -----------       -----------         ------------         ----------

    Net earnings (loss)                    (608,480)          (38,757)          (45,334)             404,000         (1,114,446)
                                                          ===========       ===========         ============         ==========
Discount and imputed dividends on
 preferred stock                             53,436
                                      -------------

    Net earnings (loss)
     attibutable to common stock      $    (661,916)
                                      =============

Shares of common stock used in
 computing earnings (loss) per share:
      Basic                              25,905,412                                                                  2,000,000  (E)
      Diluted                            25,905,412                                                                  2,000,000  (E)
                                      =============                                                                 ==========

      Net earnings (loss) per common
       share:
          Basic                       $       (0.03)
          Diluted                             (0.03)
                                      =============


                                                 Pro forma
                                                 combined
                                                 -----------
Net sales                                        132,901,152
Cost of sales                                    102,348,980

                                                 -----------
    Gross profit                                  30,552,172

 Operating expenses                               29,580,086


                                                 -----------
    Income (loss) from operations                    972,086

Other income (expense)                            (2,375,103)
                                                 -----------

    Net earnings (loss)                           (1,403,017)

Discount and imputed dividends on
 preferred stock                                      53,436
                                                 -----------

    Net earnings (loss)
     attibutable to common stock                  (1,456,453)
                                                 ===========

Shares of common stock used in
     computing earnings (loss) per share:
                   Basic                          27,905,412
                   Diluted                        27,905,412
                                                  ==========

                   Net earnings (loss) per
                    common share:
                   Basic                               (0.05)
                   Diluted                             (0.05)
                                                 ===========

See accompanying notes to pro forma combined financial information.

                               AgriBioTech, Inc.

                   Pro Forma Combined Summary of Operations

                           Year ended June 30, 1997

                                  (Unaudited)

                                                                                           Olsen
                                       ABT (A)       WL/Germain's (A)   Burlingham (A)   Fennell (A)   Lofts (A)    SeedCo (A)
                                     -----------     ----------------   --------------   -----------   ----------   ----------

Net sales                            $65,904,058         2,671,772        31,040,752      28,566,907   74,696,000   39,130,541
Cost of sales                         49,527,150         1,816,236        25,439,688      25,214,881   53,802,000   31,108,155
                                     -----------         ---------        ----------      ----------   ----------   ----------
  Gross profit                        16,376,908           855,536         5,601,064       3,352,026   20,894,000    8,022,386

Operating expenses                    17,971,813         1,014,557         3,383,987       3,444,793   16,291,530    7,813,290
                                     -----------         ---------        ----------      ----------   ----------   ----------
  Income (loss) from operations       (1,594,905)         (159,021)        2,217,077         (92,767)   4,602,470      209,096

Other income (expense)                (1,118,860)           57,075            (7,314)        (24,940)  (1,514,000)    (150,603)
                                     -----------         ---------        ----------      ----------   ----------   ----------
  Net earnings (loss)                 (2,713,765)         (101,946)        2,209,763        (117,707)   3,088,470       58,493
                                                         =========        ==========      ==========   ==========   ==========
Discount and imputed dividends
 on preferred stock                    3,233,426
                                     -----------
  Net earnings (loss) attributable
   to common stock                   $(5,947,191)
                                     ===========
Shares of common stock used in
 computing earnings (loss) per
 share:
  Basic                               15,549,184
  Diluted                             15,549,184
                                     ===========
  Net earnings (loss) per common
   share:
   Basic                             $     (0.38)
   Diluted                                 (0.38)
                                     ===========

                                                                                Pro forma
                                     Willamette (A)    Adjustments               combined
                                     --------------    ------------            ------------
Net sales                              41,813,922       (6,406,563)  (F)        277,417,389
Cost of sales                          33,965,669       (6,406,563)  (F)        214,054,215
                                                          (413,001)  (K)
                                       ----------      -----------              -----------
  Gross profit                          7,848,253          413,001               63,363,174

Operating expenses                      7,493,665        3,022,694   (C)         57,445,341
                                                        (2,956,988)  (J)
                                                           (34,000)  (L)
                                       ----------      -----------              -----------
  Income (loss) from operations           354,588          381,295                5,917,833

Other income (expense)                     13,372       (4,832,423)  (D)         (7,577,693)
                                       ----------      -----------              -----------
  Net earnings (loss)                     367,960       (4,451,128)              (1,659,860)
                                       ==========      ===========
Discount and imputed dividends
 on preferred stock                                                               3,233,426
                                                                                -----------
  Net earnings (loss) attributable
   to common stock                                                               (4,893,286)
                                                                                ===========
Shares of common stock used in
 computing earnings (loss) per
 share:
  Basic                                                  2,942,593  (E)          18,491,777
  Diluted                                                2,942,593  (E)          18,491,777
                                                       ===========              ===========
  Net earnings (loss) per common
   share:
   Basic                                                                              (0.26)
   Diluted                                                                            (0.26)
                                                                                ===========

See accompanying notes to pro forma combined financial information.

                               AGRIBIOTECH, INC.

               Notes to Pro Forma Combined Financial Information

                                  (Unaudited)

(A) The year ended June 30, 1997 for ABT includes the operations of WL/Germain's for the period from September 1, 1996 through June 30, 1997, the operations of Burlingham for the period from April 1, 1997 through June 30, 1997, and the operations of Olsen Fennell for the period from June 1, 1997 through June 30, 1997. The amounts under the WL/Germain's column are for the two-month period ended August 31, 1996. The amounts under the Burlingham column are for the nine-month period ended March 31, 1997. The amounts under the Olsen Fennell column are for the eleven-month period ended May 31, 1997. The amounts under the Lofts, SeedCo, and Willamette columns are for the twelve-month period ended June 30, 1997. Income taxes for individual companies are not presented as they would be offset by consolidated net operating loss carryforwards.

(B) The six-month period ended December 31, 1997 for ABT includes the operations of WL/Germain's, Burlingham, and Olsen Fennell for the entire period. The amounts under the Lofts, SeedCo, and Willamette columns are for the six-month period ended December 31, 1997. Income taxes for individual companies are not presented as they would be offset by consolidated net operating loss carryforwards.

(C) To reflect depreciation of property, plant and equipment and amortization of intangible assets based on market value adjustments in connection with applying purchase accounting. Intangible assets resulting from the application of purchase accounting and amortization periods include goodwill of $44.8 million (10 to 40 years, with a weighted average of 34.4 years) and covenants not to compete of $1.4 million (7 to 8 years).

(D) To reflect reduction of interest income earned and additional interest expense for the cash purchase price of the acquisitions. The pro forma amounts assume that the Company would use $8 million of its cash balance at December 31, 1997 for payments required to be made in the acquisitions and the remainder of payments would be obtained through the Company's existing or similar short-term credit facilities. Interest expense was computed using an interest rate of 8.5%.

(E) To reflect shares of ABT common stock issued in connection with the acquisitions as if they had been outstanding for the entire period.

(F) To eliminate intercompany sales.

(G) The consolidated balance sheet of ABT as of December 31, 1997 includes the accounts of WL/Germain's, Burlingham, and Olsen Fennell. The amounts under the Lofts, SeedCo, and Willamette columns reflect their accounts as of December 31, 1997.

(H) To eliminate intercompany balances.

(I) To reflect the application of purchase accounting to the Lofts, SeedCo, and Willamette acquisitions. The total purchase price of $58.2 million is anticipated to be paid through the issuance of approximately 2,000,000 shares of the Company's common stock valued at approximately $17.0 million and cash of approximately $41.2 million.

(J) Prospective reductions in compensation of former owners of acquired entities, employee benefits, management fees, and property rent resulting from employment agreements, property purchased directly from former owners and other contractual arrangements entered into in connection with acquisitions.

(K) Impacts of using the first-in, first-out method of accounting for inventory accounted for using the last-in, first-out method prior to acquisition.

(L) Amounts associated with items not acquired in acquisition. Also includes acquisition costs expensed by acquired entities that are not applicable to ongoing operations.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AgriBioTech, Inc.
                                      (Registrant)



                                    /s/ Henry A. Ingalls
                                    --------------------
                                    Henry A. Ingalls


Date:  March 27, 1998